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                                                                    EXHIBIT 23.3

                   PHILLIPS NIZER BENJAMIN KRIM & BALLON LLP

Jones Apparel Group, Inc.
1411 Broadway
New York, New York

              Re:  Registration Statement on Form S-3
                  -------------------------------------------------

Dear Sirs:

    We hereby consent to the reference to our firm under "Legal Matters" in the Prospectus which forms a part of the above-referenced Registration Statement.

                                          Very truly yours,

                                          PHILLIPS NIZER BENJAMIN
                                          KRIM & BALLON LLP

                                          By  /s/_Alan Shapiro__________________

                                              Alan Shapiro

October 14, 1997